MODIFICATION AGREEMENT


         THIS MODIFICATION AGREEMENT (the "Agreement") is made effective as of June 1, 2001 (the "Effective Date"), by and between AT&T Corp. ("ATT"), and EasyLink Services Corporation ("EasyLink").

                              W I T N E S S E T H:

A. ATT is the holder of a promissory note issued by EasyLink in the original principal amount of $35 million (the " Original Note").

B. The Note is secured by certain security interests and guarantees (the "Security Interests") as more fully described in the Note and the security documents relating thereto (the "Security Documents").

C. EasyLink has requested that ATT modify the Original Note as set forth herein and forbear from exercising its rights and remedies under the Original Note and the Security Documents, and, subject to the terms and conditions contained herein, ATT has agreed to do so for the period provided herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Representations of EasyLink.    EasyLink   hereby  represents  and
warrants to ATT as follows:

          (a) Neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby, will constitute a violation of, or will conflict with, any agreement entered into by EasyLink, or any order, decree or judgment made against EasyLink.

          (b) This Agreement has been duly authorized by all requisite corporate action on the part of EasyLink, has been duly executed and delivered by EasyLink and constitutes the valid and binding obligation of EasyLink enforceable in accordance with its terms.

         2. Forbearance and Waiver. Provided, that EasyLink complies with all terms and conditions of this Agreement, then ATT hereby waives of all current defaults under the Original Note and defers all payments under the Original Note and a portion of the 2001 second quarter payments under the Transition Services Agreement dated as of January 31, 2001 (the "Transition Services Agreement") as previously agreed until October 31, 2001, subject to AT&T's right to revoke this waiver and deferral at any time by giving written notice to Easylink that the waiver is being terminated in the event that EasyLink fails to comply with its obligations hereunder. All deferred payments under the Original Note will continue to accrue interest at the late payment interest rate specified in the Original Note. Upon termination of the waiver and deferral, all deferred payments, including applicable interest, will be immediately due and payable.

         Nothing in this paragraph or in any other provision of this Agreement shall be deemed to be a waiver of any of ATT's rights under the Original Note, the Security Documents or the Transition Agreement or otherwise available to ATT at law or in equity. In addition, nothing in this Agreement shall be construed to release EasyLink from any liability under the Original Note, the Security Documents or the Transition Agreement. ATT hereby expressly reserves all such remedies.

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         3.  Restructure.  If  EasyLink  (a)  successfully  raises a minimum  of
$10,000,000.00 of capital by no later than October 31, 2001 (the "Financing Condition"); and (b) enters into a restructuring arrangement with George Abi Zeid with respect to his outstanding $9.2 million note and lessors holding the outstanding obligations under EasyLink's existing equipment leases (other than exceptions agreed to by ATT) on terms and conditions, taken as a whole, that are not more favorable to any of such creditors than the terms hereof (the "Other Creditor's Condition"), then the Original Note shall be amended and restated in the form of the Note (as defined below) and converted into the right to receive the Shares and the Warrants and EasyLink shall enter the Registration Rights Agreement on the following terms and conditions:

                  (a)  EasyLink  shall  execute and deliver to ATT a  promissory note in the principal amount of $10,000,000 (the "Note"). The Note shall be in the form attached hereto as Exhibit A. The Note shall continue to be secured by the Security Interests under the Security Documents.

                  (b) EasyLink shall deliver 10,000,000 shares of EasyLink's Class A common stock, par value $.01 per share ("Shares") to ATT. Such number of Shares shall be appropriately adjusted in the event the Company shall effect a stock split, stock dividend or stock combination on or before the closing.

                  (c) EasyLink shall deliver warrants to purchase 10,000,000 shares of EasyLink's Class A common stock, par value $.01 per share ("Warrants") to ATT. The Warrants shall shall be in the form attached hereto as Exhibit B. The Warrants shall expire ten (10) years from the date of issue and shall have an exercise price equal to the average of the closing prices of EasyLink's Class A common stock over the 30 trading days ending two days before the closing. The initial exercise price under the Warrants and the number of shares issuable upon exercise of the Warrants shall be appropriately adjusted in the event the Company shall effect a stock split, stock dividend or stock combination on or before the closing and thereafter shall be subject to adjustment as provided in the form of Warrants.

                  (d) EasyLink will execute, and ATT shall be entitled to become a party to a registration rights agreement which will obligate EasyLink to file a registration statement covering the resale of the Shares and the shares issuable upon exercise of the Warrants within 45 days from closing of the issuance of the Note, the Shares and the Warrants and to use all reasonable commercial efforts to cause such registration statement to become effective as soon as practicable thereafter. The Registration Rights Agreement shall be in the form attached hereto as Exhibit C.

                  (e) ATT has the right to examine all other agreements with other creditors and to ensure that the Other Creditors Condition has been satisfied. EasyLink shall deliver any agreement with another creditor to ATT.

         4.       Compliance with Act; Disposition of Shares of Common Stock.

                  (a) Compliance with Act. The holder of the Note, the Shares and the Warrant (collectively, the "Securities"), by acceptance thereof, agrees that the Securities and the shares to be issued upon exercise of the Warrant (the "Warrant Shares") are being acquired for investment and that such holder will not offer, sell or otherwise dispose of the Securities or the Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws. Upon exercise of the Warrant, unless the Warrant Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the

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Act and shall  confirm such other matters  related  thereto as may be reasonably requested by the Company. The Securities and the Warrant Shares (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:


         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER
         EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES."

         Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of the Securities, the holder specifically represents to the Company, as of the date hereof and upon the date of issuance of the Securities, by acceptance of the Securities as follows:

                   (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities. The holder is acquiring the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                   (2) The holder understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

                   (3) The holder further understands that the Securities must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

                   (4) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

                  (b) Disposition of Securities or Warrant Shares. With respect to any offer, sale or other disposition of any of the Securities or the Warrant Shares prior to registration thereof, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) thereof and indicating whether or not under the Act certificates for the Securities or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of such Securities or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 4(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, the Securities or the Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing Securities or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

                  (c) Applicability of Restrictions. Neither any restrictions of any legend described in the Securities or the Warrant Shares nor the requirements of Section 4(b) above shall apply to any transfer of, or grant of a security interest in, the Securities or the Warrant Shares or any part hereof
(i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Agreement as if an original holder hereof.

                  5. Expenses. EasyLink agrees to pay all costs, fees, and expenses of ATT in the enforcement of this Agreement.

                  6. Integration. This Agreement, together with the Lease, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements, and understandings related to this matter.

                  7. Severability. The provisions of this Agreement are intended to be severable. If any of the provisions of this initial Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any matter affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                  8.  Governing  Law.   This  Agreement shall  be  governed  and
construed in accordance with the subsequent laws of the State of New York, without regard to the choice of law or principles of such state.

                  9. Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases contained herein shall survive the termination of the forbearance period and payment in full of the obligations of EasyLink.

                  10.   Amendment.   No   amendment,  modification,  rescission,
waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

                  11. Venue; Jurisdiction; Jury Trial Waiver. EasyLink and ATT each hereby irrevocably: (1) consent to the jurisdiction of any state or federal court sitting in the State of Florida; (2) agree that venue shall be proper in any court of competent jurisdiction located in the Borough of Manhattan, the City and State of New York; and (3) waive the right to trial by jury on any controversy arising out of or relating to this Agreement or the Lease.

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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the effective date.

                                  AT&T CORP.


                                  By:
                                  Print Name:
                                  Its:


                                  EASYLINK SERVICES CORPORATION

                                  By:
                                  Print Name:
                                  Its: